                                                                     EXHIBIT 5.1

                                  May 9, 2000

Equinix, Inc.
901 Marshall Street
Redwood City, CA 94063

Ladies and Gentlemen:

     We have acted as special New York counsel to Equinix, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $200,000,000 aggregate principal amount of its 13% Senior Notes due 2007 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for its existing 13% Senior Notes due 2007 (the "Old Notes"), as described in the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of December 1, 1999 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee.

     In arriving at the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, agreements and other matters as we have deemed necessary or advisable for the purposes of rendering this opinion.

     In such examination, we have assumed, without independent investigation,
(i) the genuineness of all signatures; (ii) the legal capacity of all individuals who have executed any of the documents reviewed by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to executed documents of all unexecuted copies submitted to us; and (v) the authenticity of, and the conformity to original documents of, all documents submitted to us as certified or photocopied copies. In addition, we have relied upon the opinion of Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP, corporate and securities counsel to the Company, rendered May 9, 2000 stating that (i) the Company has taken all necessary action, corporate and otherwise, to authorize the issuance and delivery of the Exchange Notes;
(ii) the Company has the power, corporate and otherwise, to issue and deliver the Exchange Notes; and (iii) the Exchange Notes have been duly executed and delivered. The opinions expressed herein are subject in all respects to the assumptions, limitations and qualifications expressed therein. As to certain factual matters material to our opinion, we have relied upon oral statements, written information and certificates of officials and representatives of the Company and others, and we have not independently verified the accuracy of the statements contained therein.

Equinix, Inc.
May 9, 2000

     Based on the foregoing, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, we are of the opinion that the Exchange Notes, when authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indenture and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ Dewey Ballantine LLP

                                    Dewey Ballantine LLP
                                    --------------------

May 9, 2000


Equinix, Inc.
901 Marshall Street
Redwood City, CA 94063


Ladies and Gentlemen:

          We have acted as counsel to Equinix, Inc., a Delaware corporation (the "Company"), in connection with the offer to exchange by the Company of 13% senior notes due 2007 in exchange for 13% senior notes due 2007 which have been registered under the Securities Act of 1933, as amended (the "Exchange Securities"), as described in the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (Registration No. 333-93749) (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission.

          In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

          (i) The Certificate of Incorporation of the Company, including all amendments and restatements thereto, as in effect at the date hereof;

          (ii) The Bylaws of the Company, including all amendments thereto, as in effect at the date hereof;

          (iii) Resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Units sold by the Company, and certain other actions with respect thereto; and

          (iv) The indenture, dated as of December 1, 1999, by and among the Company and State Street Bank and Trust Company of California, N.A. (as trustee) (the "Indenture").


          In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion. In connection with the opinions expressed herein, we have made such examinations of matters of law and of fact as we considered appropriate or advisable for purposes hereof.

Equinix, Inc.
May 9, 2000
Page 2



          We have assumed for the purpose of this opinion that the signatures on all documents examined by us are genuine and the accuracy of all copies provided to us, which assumptions we have not independently verified.

          This opinion relates solely to the laws of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions. We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

          On the basis of our examination and in reliance thereon and on our consideration of such other matters of fact and questions of law as we consider relevant in the circumstances, we are of the opinion that (i) the Company has the requisite corporate power and authority to issue and deliver the Exchange Securities; (ii) the Exchange Securities have been duly and validly authorized by the Company for issuance; and (iii) the Exchange Securities, when issued in accordance with the terms of the Indenture, will be duly executed and delivered.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment or supplement thereto.

                             Very truly yours,

                             /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

                             GUNDERSON DETTMER STOUGH VILLENEUVE
                             FRANKLIN & HACHIGIAN, LLP